UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 600

San Francisco, CA 94133

(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated herein as reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated herein as reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated herein as reference.

Item 8.01. Other Events.

On March 12, 2021, The RealReal, Inc. (the “Company”) was notified by the initial purchasers of the 1.00% Convertible Senior Notes due 2028 (the “Notes”) under the previously announced private offering, which closed on March 8, 2021, of the exercise in full of their option to purchase an additional $37.5 million in aggregate principal amount of the Notes (the “Option Notes”). On March 16, 2021, the Company closed on the issuance of the Option Notes to the initial purchasers. With the sale of the Option Notes, the Company expects the net proceeds from the entire offering to be $278.2 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $4.4 million of the net proceeds from the offering to pay the cost of Additional Capped Call Transactions described below.

The Option Notes will have the same terms as the Notes issued on March 8, 2021 and will be issued under the same Indenture as the Notes dated as of March 8, 2021 between the Company and U.S. Bank National Association, as trustee, which terms are described in the Company’s current report on Form 8-K filed on March 8, 2021.

On March 12, 2021, in connection with the sale of the Option Notes, the Company entered into privately negotiated capped call transactions (collectively, the “Additional Capped Call Transactions”) with each of Credit Suisse Capital LLC, Morgan Stanley & Co. LLC and Bank of America, N.A. (the “Capped Call Counterparties”). The Additional Capped Call Transactions cover, subject to anti-dilution adjustments, the same number of shares of the Company’s common stock underlying the Option Notes. The Additional Capped Call Transactions are generally expected to reduce potential dilution to the Company’s common stock upon any conversion of the Option Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Option Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Additional Capped Call Transactions is initially $48.00 per share, which represents a premium of 100.0% over the closing price of the Company’s common stock of $24.00 per share on March 3, 2021, and is subject to certain adjustments under the terms of the Additional Capped Call Transactions.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Additional Capped Call Confirmation, dated March 12, 2021 between The RealReal, Inc. and each of the Capped Call Counterparties.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: March 16, 2021	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary